Sub Item 77 Q1(a): Copies of Material Amendments to the
Registrant's Charter or Bylaws.

The Amended and Restated Declaration of Trust of the Registrant dated as of October 11, 2013 is incorporated herein by reference to Exhibit (a) to Post-Effective Amendment No. 42 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 19, 2014 (Accession No. 0000784056-14-000010).

The Amended and Restated By-Laws of the of the Registrant dated as of October 11, 2013 is incorporated herein by reference to Exhibit (a) to Post-Effective Amendment No. 42 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 19, 2014 (Accession No. 0000784056-14-000010.


Sub Item 77 Q1(d): Copies of All Constitutent Instruments Defining the Rights of the Holders of Any New Class of Securities and of Any Amendments to Constitutent Instruments Referred to in Answer to
Sub-Item 77I.

The terms of Class A, Class C, Class I (if applicable) and Class
Y shares of Aquila Churchill Tax-Free Fund of Kentucky, Aquila Narragansett Tax-Free Income Fund, Aquila Tax-Free Fund of Colorado and Aquila Tax-Free Fund For Utah, are described in Post-Effective Amendment No. 40 to the Trust's registration statement on Form N-1A, filed with the Securities and Exchange Commission on September 30, 2013 (Accession No. 0000784056-14-000101).


The Amended and Restated Agreement and Declaration of Trust of the Registrant dated as of October 11, 2013, which establishes Class A, Class C, Class I (if appliable) and Class Y shares of Aquila Churchill Tax-Free Fund of Kentucky, Aquila Narragansett Tax-Free Income Fund, Aquila Tax-Free Fund of Colorado and Aquila Tax-Free Fund For Utah, is incorporated herein by reference to Exhibit (a) to Post-Effective Amendment No. 42 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on May 19, 2014 (Accession No. 0000784056-14-000010).


Sub-Item 77Q1(e): Copies of Any New or Amended Registrant Investment Advisory Contracts.

Individual Advisory and Administration Agreements dated as of October 11, 2013 between the Registrant, on behalf of each of the following series, and Aquila Investment Management LLC, are attached hereto as exhibits to this Sub-Item 77Q1(e):

Aquila Churchill Tax-Free Fund of Kentucky
Aquia Narragansett Tax-Free Income Fund
Aquila Tax-Free Fund of Colorado
Aquila Tax-Free Fund For Utah


The Sub-Advisory Agreement dated as of October 11, 2013 between
Aquila Investment Management LLC and Citizens Investment Advisors, (the "Sub-Adviser"), a department of RBS Citizens, N.A.,LLC, with respect to Aquila Narragansett Tax-Free Income Fund is attached hereto as an exhibit to this Sub-Item 77Q1(e).

The Sub-Advisory Agreement dated as of October 11, 2013 between
Aquila Investment Management LLC and Davidson Fixed Income Management, Inc. doing business as Kirkpatrick Pettis Capital Management, with respect to Aquila Tax-Free Fund of Colorado, is attached hereto as an exhibit to this Sub-Item 77Q1(e).


Sub-Item 77Q1(g): Copies of Any Merger or Consolidation Agreement, and Other Documents Relevant to the Information Sought in Sub-Item 77M.

(a) Aquila Churchill Tax-Free Fund of Kentucky (the Fund) was established in connection with the reorganization of Churchill Tax-Free Fund of Kentucky, a series of Churchill Tax-Free Trust, with and into the Fund, a series of the Registrant;

(b) Aquila Narragansett Tax-Free Income Fund (the Fund) was established in connection with the reorganization of Aquila Narragansett Tax-Free Income Fund, a series of Aquila Narragansett Tax-Free Income Fund with and into the Fund, a series of the Registrant;

(c) Aquila Tax-Free Fund of Colorado (the Fund) was established in connection with the reorganization of Tax-Free Fund of Colorado, a series of Tax-Free Fund of Colorado, with and into the Fund, a series of the Registrant;

(c) Aquila Tax-Free Fund For Utah (the Fund) was established in connection with the reorganization of Tax-Free Fund For Utah, a series of Tax-Free Fund For Utah, with and into the Fund, a series of the Registrant;

The Agreement and Plan of Reorganization relating to the reorganization of each of the above Funds, is filed herewith as an exhibit to this Sub-Item 77Q1(g).